Exhibit 5.1

                         GEOFFREY  T.  CHALMERS,  ESQ.
                             33  Broad  Street,  Suite  1100
                                  Boston,  MA  02109


LocatePLUS  Holdings  Corporation
100  Cummings  Center,  Suite
Beverly,  Massachusetts  01915
Att:  Chief  Financial  Officer

                                             February  27,  2006



     Re:     LocatePLUS  Holdings  Company-  Registration Statement on Form SB-2
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Dear  Sirs:

     I have acted as counsel to LocatePLUS Holdings Company (the "Company ") in connection with the preparation of a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed sale by
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certain selling shareholders ("Selling Shareholders" ) of up to 2,634,708 shares of  the  Company's  Common Stock, par value $.01 per share (the "Common Stock"),
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consisting  of up to 1,810,928 shares owned by such Selling Shareholders plus up to 823,780 shares to be acquired upon the exercise of outstanding Common Stock Purchase Warrants ("Warrants") held by such Shareholders
     You have requested my opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinion, I have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, as amended to date, the Company's By-laws, as amended to date, and the applicable minutes and resolutions of the Company's Board of Directors and shareholders. I have also examined such other documents, certificates, instruments and corporate records as I have deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion I have also made certain assumptions without verification.

     Based  upon  the  foregoing,  I  am  of  the  opinion  that:
1. the issued and outstanding shares of Common Stock to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable; and
2. the shares to be issued upon exercise of the Warrants have been duly authorized, and when issued pursuant to and in accordance with their terms, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself in the related Prospectus under the caption "Legal Matters." In giving this consent I do not thereby admit that I are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

          Very  truly  yours,

                              Geoffrey  T.  Chalmers,  Esq.